Merrill Lynch & Co., Inc.
$5,547,200,000
Merrill Lynch CoreNotesSM

               Filed under Rule 424 (b)(3), Registration Statement No. 333-97937
                             Pricing Supplement No. 10041 - dated April 30, 2003
                                     (To prospectus dated September 25, 2002 and
                                 prospectus supplement dated September 25, 2002)

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 CUSIP         Aggregate       Price to        Purchasing
 Number     Principal Amount   Public(1)   Agent's Discount(1)
=================================================================

5901M0CK3      $1,908,000       100.0%         1.0000%

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Interest Rate   Interest Payment   Stated Maturity   Survivor's
  Per Annum        Frequency            Date           Option
===================================================================

     3.35%           Monthly           5/5/2008           Yes

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Merrill Lynch & Co., Inc. [LOGO]
4 World Financial Center
New York, NY 10080

Trade Date: Wednesday April 30, 2003
Issue Date: Monday May 5, 2003
Minimum Denominations/Increments: $1,000/$1,000
Original Issue Discount: No
All trades settle without accrued interest and clear SDFS: DTC Book-Entry only Merrill Lynch DTC Participant Number: 5132

(1) Expressed as a percentage of the aggregate principal amount.
    "CoreNotes" is a service mark of Merrill Lynch & Co., Inc.

                                                             Merrill Lynch & Co.
                                                                Purchasing Agent
                                                             Acting as Principal

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